Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

JAGUAR URANIUM CORP.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	(1)	457(o)		$	$4,500,000.00	0.0001381	$621.45
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share		457(o)		$	$30,000,000.00	0.0001381	$4,143.00

Total Offering Amounts:							$34,500,000.00		4,764.45
Total Fees Previously Paid:									4,143.00
Total Fee Offsets:									0.00
Net Fee Due:									$621.45

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant previously paid a registration fee of $4,143.00 in connection with the initial filing of the Registration Statement on Form S-1 on December 8, 2025.

Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.